Exhibit 99.1

Contact:	David Gryska Senior Vice President and Chief Financial Officer Celgene Corporation (908) 673-9059	Brian P. Gill Vice President, Corporate Communications Celgene Corporation (908) 673-9530

CELGENE CORPORATION REVIEWS 2008 ACHIEVEMENTS
AND ANNOUNCES 2009 FINANCIAL OUTLOOK

Significant Fourth Quarter Growth Propels REVLIMID® to the Global
Market Leader in Multiple Myeloma

Exceptional 2008 Operating Performance Exceeding Annual Guidance with Record Revenue and Profit Growth

•	Total Revenue for 2008 Increased to Approximately $2.233 Billion (Unaudited)

•	REVLIMID Net Product Sales in 2008 Increased More Than 71 Percent Year-Over-Year to Approximately $1.324 Billion (Unaudited)

•	REVLIMID Net Product Sales in the Fourth Quarter 2008 Increased More Than 48 Percent Year-Over-Year to Approximately $369 Million (Unaudited)

•	VIDAZA® Net Product Sales, Since Pharmion Acquisition in 2008, Were Approximately $207 Million (Unaudited)

•	VIDAZA Net Product Sales in the Fourth Quarter 2008 Were Approximately $70 Million (Unaudited)

•	Non-GAAP Diluted Earnings Per Share Increased to $1.55 to $1.56 (Unaudited)

•	REVLIMID Global Market Leader in Multiple Myeloma Driven by Substantial Gains Both in Market Share and Duration, Year-Over-Year, in U.S. and International Markets

Celgene Forecasts Strong Revenue and Earnings Growth in 2009

•	Total Revenue Expected to Increase Approximately 20 Percent Year-Over-Year to a Range of $2.6 to $2.7 Billion

•	REVLIMID Net Product Sales Anticipated to Increase About 28 Percent to Approximately $1.7 Billion

•	VIDAZA Net Product Sales Anticipated to Nearly Double to Approximately $400 Million

•	Non-GAAP Diluted Earnings per Share Expected to Increase Approximately 35 Percent to a Range of $2.05 To $2.15

Recent Developments Strategically Position Celgene for Significant Long-Term Global Growth

•	U.S. Patent and Trademark Office Grants New REVLIMID Patent With Term to 2026

•	VIDAZA® Granted Full Marketing Authorization By The European Commission for the Treatment of Myelodysplastic Syndromes (MDS) and Acute Myeloid Leukemia (AML)

•	Premier Lymphoma International Cooperative Group GELA Selected REVLIMID® for Phase III Trial in Diffuse Large B-Cell Lymphoma in First-Line Maintenance Study

•	Initiated Phase II Special Protocol Assessment (SPA) EMERGE Trial in Relapsed/Refractory Mantle Cell Lymphoma (MCL)

•	Received Approval for Two REVLIMID Phase III SPA Trials in Chronic Lymphocytic Leukemia (CLL)

•	Reported More Than 325 Abstracts and 379 Peer-Reviewed Publications Expanding on the Clinical Benefits of REVLIMID, THALOMID®, VIDAZA and Pomalidomide Worldwide in 2008

•	Updated REVLIMID Data in Newly Diagnosed Multiple Myeloma (NDMM) Demonstrated Unprecedented Three-Year Survival Rate in Phase III ECOG E4A03 Study

•	Initiated PDA-001 Phase I Trial with Proprietary Placenta-Derived Stem Cells for Patients with Moderate-to-Severe Crohn’s Disease

2009 Corporate Objectives

•	Maximize the Clinical, Regulatory and Commercial Potential of REVLIMID, VIDAZA, Global THALOMID/Thalidomide and Pomalidomide into Nearly 75 Countries

•	Execute Launch of VIDAZA in Higher-Risk MDS and AML in European Union

•	Submit REVLIMID Regulatory Filing for Multiple Myeloma (MM) and Del 5Q MDS in Japan

•	Gain REVLIMID Reimbursement Approvals in UK, Canada, Australia and Other Countries

•	Secure REVLIMID Approvals in Russia, Turkey, Middle East and Latin America

•	Submit Data to FDA to Evaluate REVLIMID as Treatment for NDMM

•
Advance REVLIMID Lymphoma Initiative through More Than 46 Clinical Trials Worldwide Including Initiation of Non-Hodgkin’s Lymphoma (NHL) Phase III SPA Trial in MCL Maintenance Study, as well as Pivotal Phase II SPRINT Trial in Relapsed/Refractory MCL Study

•
Advance REVLIMID Leukemia Initiative Through More Than 35 Clinical Trials Worldwide Including Initiation of Phase III SPA ORIGIN Trial (CLL-008) in Untreated, Elderly Patients, the Largest Patient Population in CLL, and Advancing Phase III SPA CONTINUUM Trial in Maintenance CLL

•	Advance Lead Solid Tumor Candidate Amrubicin Phase III Clinical Study in Small Cell Lung Cancer

•	Expand IMiDs® Pipeline by Advancing Pomalidomide Clinical and Regulatory Strategies as Treatment in MM and First-Line Myelofibrosis

•
Advance Global Strategies for Oral Anti-Inflammatory Compound Apremilast in Psoriasis, Psoriatic Arthritis and Ankylosing Spondylitis by Completing Phase IIb Clinical Trial (PSOR 005) in Moderate-to-Severe Psoriasis as well as Phase II Dosing Study (PSA-001) in Psoriatic Arthritis

•
Leverage Clinical Potential of Activin Biology by Completing Celgene/Acceleron Phase II Study of ACE-011 in Multiple Myeloma Patients With Cancer-Related Bone Loss, as well as Initiating Phase II Study of ACE-011 in Metastatic Breast Cancer

•	Complete First-in-Class JNK Inhibitor CC-930 Phase Ib Multiple Dose Study in Healthy Volunteers Leading to Clinical Development Programs in Serious Fibrotic Diseases

•	Complete Phase I Proof-of-Principle Study for Proprietary PDA-001 Placenta-Derived Stem Cells in Crohn’s Disease

SUMMIT, NJ – (January 12, 2009) – Celgene Corporation (NASDAQ: CELG) will review 2008 achievements and provide outlook for 2009 milestones at the J.P. Morgan 27th Annual Healthcare Conference. For 2008, Celgene expects to exceed its annual guidance and advance multiple clinical, regulatory, commercial and financial initiatives in all areas of its global operations, underscored by European Commission approval for VIDAZA® and globalization of Celgene operations in more than 65 countries.

The Company’s commercial performance is based on record total revenue and profits supported by the ongoing global launches of REVLIMID®, VIDAZA and Global THALOMID®/thalidomide, as well as other product revenue streams that include ALKERAN®, FOCALIN XR™ and the Ritalin Family of products. As of March 31st, 2009, ALKERAN will no longer be commercialized by Celgene as we conclude the ALKERAN license agreement with GlaxoSmithKline. The successful growth of product revenue continues to reflect the positive reception of the Company’s powerful portfolio of disease-altering cancer therapies such as REVLIMID, VIDAZA and Global THALOMID/thalidomide by hematologists/oncologists worldwide. The substantial interest in the unprecedented survival benefits of the IMiDs® and epigenetic science-based therapies is based on an ever-expanding volume of clinical findings that continue to be reported at major international medical meetings and in peer-reviewed publications worldwide.

In 2008, preliminary unaudited results indicate that total revenue will increase by more than 58 percent, year-over-year, to approximately $2.233 billion, excluding sales related to non-core former Pharmion products, Innohep and Refludan, to be divested. Non-GAAP diluted earnings per share are expected to increase to approximately $1.55 to $1.56. The Company will report its 2008 full-year financial results on January 29, 2009.

2009 total revenue growth is targeted to increase approximately 20 percent year-over-year to a range of $2.6 to $2.7 billion, and non-GAAP diluted earnings per share are targeted to increase approximately 35 percent year-over-year to a range of $2.05 to $2.15.

Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the Company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP net income and non-GAAP diluted earnings per share may differ from similarly named measures used by others.

Webcast
A webcast of the Company’s J.P. Morgan 27th Annual Healthcare Conference presentation, scheduled for Monday, January 12, 2009 at 8 a.m. PT (11 a.m. ET), can be accessed by going to the Celgene Web site, www.celgene.com, and clicking on “Investor Relations”, and then “webcast event”. This event will be archived and accessible until 12 p.m. ET, January 19, 2009.

About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.

This release contains forward-looking statements which are subject to known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as our 10K, 10Q and 8K reports.

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